EXHIBIT 8.1
August 18, 2010
Agreement and Plan of Merger
Among Valeant Pharmaceuticals International,
Biovail Corporation, Biovail Americas Corp. and
Beach Merger Corp.
Ladies and Gentlemen:
          We have acted as counsel to Biovail Corporation, a Canadian corporation (“Biovail”), in connection with the Merger, as defined and described in the Agreement and Plan of Merger, dated as of June 20, 2010 (the “Agreement”), by and among Valeant Pharmaceuticals International, a Delaware corporation (“Valeant”), Biovail, Biovail Americas Corp., a Delaware corporation and a wholly owned subsidiary of Biovail (“BAC”), and Beach Merger Corp., a Delaware corporation and a newly formed, wholly owned subsidiary of BAC (“Merger Sub”). The time at which the Merger becomes effective is hereafter referred to as the “Effective Time.” For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Agreement. This opinion is being delivered in connection with the filing of the registration statement on Form S-4 (Registration No. 333-168254) (as amended, the “Registration Statement”) filed by Biovail with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed Merger pursuant to the Agreement and to which this opinion appears as an exhibit.
          We have examined (i) the Agreement and (ii) the Registration Statement. In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.
          In rendering such opinion, we have assumed, with your permission, that (i) the Merger will be effected in accordance with the Agreement, (ii) the statements concerning the Merger set forth in the Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time and (iii) any representations made in the Agreement “to the knowledge of”, or based on the belief of Valeant, Biovail, BAC and Merger Sub or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Agreement.
          Based solely upon and subject to the foregoing, we are of the opinion that under current United States Federal income tax law, although the discussion set forth in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences” does not purport to summarize all possible United States Federal income tax consequences of the Merger applicable to Valeant’s stockholders, such discussion constitutes, in all material respects, a fair and accurate summary of the United States Federal income tax consequences of the Merger that are anticipated to be material to Valeant’s stockholders, subject to the qualifications, assumptions and limitations set forth in the Registration Statement.
          We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of United States federal taxation. We do not express any opinion herein concerning any law other than the federal law of the United States.
          We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement, and to the references to our firm name therein.

Very truly yours,
/s/ Cravath, Swaine & Moore LLP

Biovail Corporation
      7150 Mississauga Road
           Mississauga, Ontario
                Canada L5N 8M5
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